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                                                                    Exhibit 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

         We consent to incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75206 on Form S-4 of Devon Financing Corporation, U.L.C. and Devon Energy Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K and amended annual report on Form 10-K/A of Devon Energy Corporation.

         We also consent to the reference to our firm under the heading "Experts" in the prospectus of Devon Financing Corporation, U.L.C., which is part of this Registration Statement.


                                                /s/ Deloitte & Touche LLP
                                                ---------------------------
                                                    Chartered Accountants

Calgary, Alberta, Canada
February 7, 2002